SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
June 17, 2003

NASTECH PHARMACEUTICAL COMPANY, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-13789	11-2658569
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

3450 Monte Villa Parkway
Bothell, Washington 98021
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(425) 908-3600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 2. Acquisition or Disposition of Assets.

          On June 17, 2003, Nastech Pharmaceutical Company, Inc. completed the sale of certain assets relating to its Nascobal® brand products, including the Nascobal® (Cyanocobalamin USP) nasal gel, to Questcor Pharmaceuticals, Inc. Nastech will continue to pursue the New Drug Application, and to prosecute the pending U.S. patents, in each case for the Nascobal® nasal spray product on behalf of Questcor.

          Under the terms of the Asset Purchase Agreement, Questcor paid Nastech $9.0 million at closing and agreed to pay an additional $3.0 million on or before September 30, 2003 and an additional $2.2 million or before December 31, 2003. Questcor has also agreed to make contingent payments of: (i) $2.0 million upon FDA approval of a New Drug Application for the Nascobal® nasal spray product; and (ii) $2.0 million upon issuance of a U.S. patent for the Nascobal® nasal spray product. The purchase price was determined pursuant to arms’ length negotiations between the parties.

          In connection with the sale, Questcor and Nastech entered into a security agreement pursuant to which Questcor granted Nastech a security interest in all the assets related to the Nascobal® (Cyanocobalamin USP) nasal gel acquired by Questcor. The security agreement will terminate upon Nastech’s receipt of the $3.0 million payment due it on or before September 30, 2003 and the $2.2 million payment due it on or before December 31, 2003.

          Under the terms of a supply agreement between the parties, Nastech retains all rights to manufacture and supply to Questcor the Nascobal® nasal gel and, upon FDA approval, the Nascobal® nasal spray.

Item 7. Financial Statements and Exhibits

(a) Not applicable

(b) Pro forma financial information

     On June 17, 2003, Nastech Pharmaceutical Company, Inc. completed the sale of certain assets relating to its Nascobal® brand products, including the Nascobal® (Cyanocobalamin USP) nasal gel pursuant to the terms of the Asset Purchase Agreement (the Disposition). Based on the carrying value of the assets relating to Nascobal® brand products on June 17, 2003, and the estimated costs incurred in connection with the sale, Nastech will record a gain on the Disposition in the second quarter of 2003.

     The following unaudited pro forma financial statements and notes thereto are being filed herewith to illustrate the effects of the sale on the historical financial position and operating results of Nastech:

•	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2003

•	Unaudited Pro Forma Statement of Operations for the three months ended March 31, 2003

•	Unaudited Pro Forma Statement of Operations for the year ended December 31, 2002

     The pro forma financial information represents, in the opinion of management, all adjustments necessary to present Nastech’s pro forma results of operations and financial position in accordance with Article 11 of the United States Securities and Exchange Commission (“SEC”) Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances. The pro forma financial information also excludes the gain on sale discussed above, and any other non-recurring charges or credits attributable to the transaction.

     The pro forma financial statements should be read in conjunction with Nastech’s unaudited consolidated financial statements and notes thereto included in Nastech’s Quarterly Report on Form 10-Q for the period ended March 31, 2003 and audited consolidated financial statements and notes thereto included in Nastech’s Annual Report on Form 10-K for the year ended December 31, 2002, filed on May 7, 2003 and March 28, 2003, respectively. The pro forma information may not necessarily be indicative of what Nastech’s financial position or results of operations would have been had the transaction been in effect as of and for the periods presented, nor is such information necessarily indicative of Nastech’s results of operations or financial position for any future period or date.

NASTECH PHARMACEUTICAL COMPANY INC. AND SUBSIDIARY
PRO FORMA CONSOLIDATED BALANCE SHEET
(Unaudited)
(In Thousands, Except Share and Per Share Data)

The following table shows the unaudited pro forma consolidated balance sheet at March 31, 2003 as if the Disposition had taken place on March 31, 2003

		Pro Forma
	Historical	Adjustments
	(a)	(b)		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$16,881	$1,907	(1)	$18,788
Accounts receivable, net	483			483
Royalties, fees and other receivables	47	5,158	(2)	5205
Inventories	293	(177)	(3)	116
Prepaid expenses and other assets	275			275

Total current assets	17,979	6,888		24,867

Property and equipment, net	3,758			3,758
Intangible assets, net	8,276	(8,276)	(4)	0
Security deposits and other assets	807			807
Goodwill	90			90

Total assets	$30,910	$(1,388)		$29,522

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$955	$265	(5)	$1,220
Accrued expenses and other liabilities	1,433	1,025	(6)	2,458
Note payable, current portion	2,918	(2,918)	(7)	0
Capital lease obligations, current portion	113			113
Deferred revenue, current portion	8,083			8,083

Total current liabilities	13,502	(1,628)		11,874
Note payable, net of current portion	3,950	(3,950)	(7)	0
Capital lease obligation, net of current portion	246			246
Deferred revenue, net of current portion	6,896			6,896
Other liabilities	460			460

Total liabilities	25,054	(5,578)		19,476

Stockholders’ equity:
Preferred stock, $.01 par value; 100,000 authorized: no shares issued and outstanding:	—			—
Common stock, $0.006 par value; 25,000,000 authorized: 10,198,864 and 10,193,706 shares outstanding at March 31, 2003 and December 31, 2002, respectively	61			61
Additional paid in capital	62,524			62,524
Deferred compensation	(1,101)			(1,101)
Accumulated deficit	(55,628)	4,190	(8)	(51,438)

Total stockholders’ equity	5,856	4,190		10,046

Commitments, contingencies and subsequent event

Total liabilities and stockholders’ equity	$30,910	$(1,388)		$29,522

Nastech Pharmaceutical Company Inc. and Subsidiary

Notes to Pro Forma Consolidated Balance Sheet

As of March 31, 2003

(Unaudited)

(a)  Reflects Nastech’s historical financial position at March 31, 2003.

(b)  Pro forma adjustments to record the Disposition as of March 31, 2003:

(1)	Consideration paid by Questcor of $9,000,000 less certain repayments and cash expenditures incurred in the transaction.

(2)	Record payments due of $3 million on September 30, 2003 and $2.2 million on December 31, 2003.

(3)	Book value of inventory sold.

(4)	Net book value of intangible assets sold.

(5)	Record expenses associated with the Disposition.

(6)	Accrual for estimated services associated with filing of NDA and pending patents for the Nascobal® spray product.

(7)	Repayment of notes payable secured by assets which were disposed of in the transaction.

(8)	Gain recognized on the transaction.

NASTECH PHARMACEUTICAL COMPANY INC. AND SUBSIDIARY
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(In Thousands, Except Per Share Data)

The following table shows the unaudited pro forma consolidated results of operations for the three months ended March 31, 2003 as if the Disposition had taken place on January 1, 2003

		Pro Forma
	Historical	Adjustments
	(a)	(b)	Pro Forma

Revenues:
Product revenue, net	$1,010	$(1,010)	$0
License and research fees	1,307		1,307

Total revenues	2,317	(1,010)	1,307

Costs and expenses:
Cost of product revenue	145	(145)	—
Research and development	2,982		2,982
Sales and marketing	713	(452)	261
General and administrative	1,309	(216)	1,093

Total operating expenses	5,149	(813)	4,336

Net loss from operations	(2,832)	(197)	(3,029)

Interest income	52		52
Interest expense	(145)	136	(9)

Net loss	$(2,925)	$(61)	$(2,986)

Net loss per common share-basic and diluted	$(0.29)		$(0.29)

Shares used in computing net loss per share – basic and diluted	10,196		10,196

NASTECH PHARMACEUTICAL COMPANY INC. AND SUBSIDIARY
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(In Thousands, Except Per Share Data)

The following table shows the unaudited pro forma consolidated results of operations for the year ended December 31, 2002 as if the Disposition had taken place on January 1, 2002

		Pro Forma
	Historical	Adjustments
	(a)	(b)	Pro Forma

Revenues:
Product revenue, net	$1,408	$(1,408)	$0
License and research fees	7,515		7,515

Total revenues	8,923	(1,408)	7,515

Costs and expenses:
Cost of product revenue	289	(289)	—
Research and development	11,420		11,420
Royalties	9		9
Sales and marketing	1,392	(965)	427
General and administrative	8,802	(216)	8,586
Restructuring charge	595		595

Total operating expenses	22,507	(1,470)	21,037

Net loss from operations	(13,584)	62	(13,522)

Interest income	278		278
Interest expense	(162)	136	(26)

Net loss	$(13,468)	$198	$(13,270)

Net loss per common share-basic and diluted	$(1.34)		$(1.32)

Shares used in computing net loss per share – basic and diluted	10,028		10,028

Nastech Pharmaceutical Company Inc. and Subsidiary

Notes to Pro Forma Consolidated Statements of Operations

For the Three Months Ended March 31, 2003 and the Year Ended December 31, 2002

(Unaudited)

(a)	Reflects Nastech’s historical operating results for the three months ended March 31, 2003 and for the year ended December 31, 2002.

(b)	Pro forma adjustments to record the effect of the Disposition and prepayment of a certain note payable related to the disposed asset for the three months ended March 31, 2003 and for the year ended December 31, 2002. Pro forma adjustments were based on the specifically identifiable actual operating results where available, and allocations between the disposed assets and the continuing business by management when an expense was for the benefit of both the disposed assets and the continuing business.

(c)	Exhibits

          The following exhibit is filed herewith:

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of June 16, 2003, by and between Nastech Pharmaceutical Company, Inc. and Questcor Pharmaceuticals, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nastech Pharmaceutical Company, Inc.
(Registrant)

By:	/s/ Gregory L. Weaver

Name:	Gregory L. Weaver
Title:	Chief Financial Officer

Dated: July 1, 2003

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of June 16, 2003, by and between Nastech Pharmaceutical Company, Inc. and Questcor Pharmaceuticals, Inc.

Schedules and Exhibits Omitted in Accordance

With Item 601(b)(2) of Regulation S-K

Nastech Pharmaceutical Company, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request; provided, however, that Nastech Pharmaceutical Company, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.